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                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                               ________________


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                               ________________

      Date of Report (Date of earliest event reported):  October 26, 1995



 REUTER MANUFACTURING, INC. (FORMERLY GREEN ISLE ENVIRONMENTAL SERVICES, INC.)
            (Exact name of registrant as specified in its charter)


       MINNESOTA                    0-1561               41-0780999
(State of incorporation)          (Commission         (I.R.S. Employer
                                  File Number)         Identification No.)



               410 11TH AVENUE SOUTH, HOPKINS, MINNESOTA  55343
              (Address of principal executive offices) (zip code)


      Registrant's telephone number, including area code:  (612) 935-6921




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Item 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On October 26, 1995, Reuter Manufacturing, Inc., formerly known as Green Isle Environmental Services, Inc. (the "Company") sold all of the outstanding shares of capital stock (the "Shares") of its wholly-owned subsidiary, Reuter Recycling of Florida, Inc. ("Reuter Florida"), to Waste Management, Inc. of Florida ("Waste Management"), pursuant to the Purchase Agreement, dated June 1, 1995 (the "Agreement"), by and among the Company, Waste Management, and US WEST Financial Services, Inc. ("US WEST"), as amended by the First Amendment to Purchase Agreement, dated effective June 1, 1995 (the "Amendment"). Pursuant to the Agreement, the Company sold the Shares to Waste Management in consideration for the payment of $1.00. Simultaneously, US WEST forgave that portion of the outstanding indebtedness owed by Reuter Florida to US WEST in excess of the amount of $18,249,999 plus certain adjustment amounts ("Reduced Indebtedness"). Simultaneously with the acquisition of the Shares, Waste Management made a capital contribution to Reuter Florida in an amount equal to the Reduced Indebtedness, and Reuter Florida paid to US WEST an amount equal to the Reduced Indebtedness in full satisfaction of Reuter Florida's outstanding obligations to US WEST.

The Agreement and the Amendment are attached hereto as Exhibits 2.1 and 2.2 and are incorporated herein by reference.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      a.    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            Not applicable.

      b.    PRO FORMA FINANCIAL INFORMATION.

            Pro forma financial information is not included herein because the Company, as more fully described in the following paragraph, deconsolidated Reuter Florida from the Company's consolidated financial statements effective November 1, 1992. Since that date, the Company's consolidated financial statements have been prepared excluding the financial statements Reuter Florida as if it was not owned by the Company.

            As discussed in the Company's previous Reports on Form 10-KSB, effective November 1, 1992, the Company and Reuter Florida entered into an agreement with the construction lender to Reuter Florida, which provided that, following a $2.4 million equity contribution made by the Company to Reuter Florida in November 1992, the Company had no further financial obligation to make equity contributions to Reuter Florida or to fund operating losses or construction costs of Reuter Florida. In connection with this agreement, the Company acknowledged a continuing pledge of all of its capital stock of Reuter Florida to the construction lender. As a result, the Company effectively in 1992 gave up any economic interest and management control associated with ownership of Reuter Florida's waste processing facility. As a result of these agreements, the Company has effectively eliminated its exposure to future liability associated with the results of operations of Reuter Florida. As a result of these agreements, the Company deconsolidated Reuter Florida, effective November 1, 1992.

      c.    EXHIBITS.   Attached hereto.

            2.1 Purchase Agreement, dated June 1, 1995, by and among Green Isle Environmental Services, Inc. (now known as Reuter Manufacturing, Inc.), Waste Management Inc. of Florida and
                  U S West Financial Services, Inc. Omitted from this Exhibit, as filed, are the exhibits and schedules referenced in such agreement. The Company will furnish supplementally a copy of any such exhibits and schedules to the Commission upon request.

            2.2 Amendment No. 1 to Purchase Agreement, dated as of June 1, 1995, by and among Reuter Manufacturing, Inc. (formerly known as Green Isle Environmental Services, Inc.), Waste Management Inc. of Florida and U S West Financial Services, Inc.




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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Reuter Manufacturing, Inc.
                                        Registrant


Date: November 13, 1995                 By/s/ JAMES W. TAYLOR
                                          ------------------------------
                                           James W. Taylor
                                           President and Chief Executive Officer


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